Exhibit 107.1

CALCULATION OF FILING FEE TABLE

S-8

(Form Type)

CVS Health Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	9,234,836 (1)(2)	$74.38 (3)	$686,887,102 (3)	0.00011020	$75,694.96 (3)
Total Offering Amounts					$686,887,102		$75,694.96
Total Fee Offsets							N/A
Net Fee Due							$75,694.96

(1)	This Registration Statement on Form S-8 relates to 9,234,836 shares of common stock, par value $0.01 per share (“Common Stock”), of CVS Health Corporation (the “Company” or the “Registrant”). In connection with the Agreement and Plan of Merger, dated as of September 2, 2022 (the “Merger Agreement”) by CVS Pharmacy, Inc. (the “Parent”), a Rhode Island corporation and wholly-owned subsidiary of the Company, with Signify Health, Inc., a Delaware corporation (“Signify Health”) and Noah Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Parent (the “Merger Subsidiary”), such shares reserved and available for issuance pursuant to future awards under the Signify Health, Inc. 2021 Long-Term Incentive Plan (the “Plan”) were converted from shares of class A common stock, par value $0.01 per share, of Signify Health into shares of Common Stock immediately prior to the effective time of the merger, whereby Signify Health became a wholly-owned subsidiary of the Company (the “Merger”), and adjusted pursuant to the exchange ratio in accordance with the terms of the Merger Agreement.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the Plan by any reason of any stock dividend, stock split, or other similar transaction.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on a price of $74.38 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by the New York Stock Exchange on August 1, 2023.